EX-99.77Q1(a) - Exhibits; Copies of any material amendments to the registrants
                charter or by-laws
                ------------------


Amendment No. 64 dated September 27, 2011 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit
(a)(65) to Post-Effective Amendment No. 291 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on December 16, 2011 (Accession No. 0000950123-11-103315).


Amendment No. 65 dated October 20, 2011 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit
(a)(66) to Post-Effective Amendment No. 291 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on December 16, 2011 (Accession No. 0000950123-11-103315).

Amendment No. 66 dated December 15, 2011 to the Agreement and Declaration of Trust dated January 28, 1997, is incorporated herein by reference to Exhibit
(a)(67) to Post-Effective Amendment No. 292 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on December 23, 2011 (Accession No. 0000950123-11-103997).